UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
November 9, 2007

Meade Instruments Corp.
(Exact name of registrant as specified in its charter)

Delaware	0-22183	95-2988062
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

6001 Oak Canyon, Irvine, California		92618
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:
(949) 451-1450

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                                             Entry into a Material Definitive Agreement

Under that certain Amended and Restated Credit Agreement dated as of October 25, 2002 (as amended, the “Credit Agreement”) among Bank of America, N.A. (the “Lender”), Meade Instruments Corp., Simmons Outdoor Corp. and Coronado Instruments, Inc. (collectively, the “Borrowers”), the Borrowers must satisfy certain financial covenants. The Borrowers were in violation of the Minimum EBITDA covenant set forth in Section 7.23 of the Credit Agreement as of August 31, 2007 (the “Covenant Violation”). Pursuant to the Limited Waiver Agreement dated as of October 11, 2007 among the Lender and Borrowers, the Lender waived the Covenant Violation for a period of 30 days from the date thereof and agreed not to exercise any default, rights or remedies available as a result of the occurrence thereof for such 30 day period (the “Covenant Violation Waiver”). Under an Amendment to Limited Waiver Agreement dated November 9, 2007, the Lender agreed to an extension of the Covenant Violation Waiver to November 15, 2007. A copy of the Amendment to Limited Waiver Agreement is attached hereto as Exhibit 11.01.

Item 9.01                                             Financial Statements and Exhibits

(d)                                 Exhibits

Exhibit No.	Exhibit Title or Description

11.01	Amendment to Limited Waiver Agreement dated as of November 9, 2007 by and among Bank of America, N.A., Meade Instruments Corp., Simmons Outdoor Corp. and Coronado Instruments, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: November 9, 2007	MEADE INSTRUMENTS CORP.
(Registrant)

	By:	/s/ Paul E. Ross
Senior Vice President – Finance and
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Exhibit Title or Description

11.01	Amendment to Limited Waiver Agreement dated as of November 9, 2007 by and among Bank of America, N.A., Meade Instruments Corp., Simmons Outdoor Corp. and Coronado Instruments, Inc.